Exhibit 99.1

FOR IMMEDIATE RELEASE

March 31, 2015

Contact:

Daryl G. Byrd, President and CEO (337) 521-4003

John R. Davis, Senior Executive Vice President (337) 521-4005

IBERIABANK Corporation Shareholders Approve Increase In Authorized Shares

LAFAYETTE, LOUISIANA – IBERIABANK Corporation (NASDAQ: IBKC), the 128-year old holding company of IBERIABANK (www.iberiabank.com), announced at its special meeting of stockholders, that the Company’s shareholders have overwhelmingly approved an amendment to the Company’s articles of incorporation to increase the number of authorized shares of common stock from 50,000,000 to 100,000,000 shares. At March 31, 2015, the Company had approximately 38,000,000 shares of common stock outstanding, including common shares issued in association with the recently completed acquisitions of Florida Bank Group, Inc. and Old Florida Bancshares, Inc.

Approximately 92% of the Company’s outstanding shares of common stock were cast on the proposal. Of the votes cast, approximately 81% voted in favor of the proposal.

Daryl G. Byrd, President and Chief Executive Officer of IBERIABANK Corporation stated, “Our tremendous organic and acquisition growth opportunities stand in stark contrast to the many challenges that faced much of our industry. We believe the approval of this proposal demonstrates the support of our shareholders in our Company’s high-quality expansion opportunities and strategic direction.”

IBERIABANK Corporation

The Company is a financial holding company with 314 combined offices, including 216 bank branch offices and three loan production offices in Louisiana, Arkansas, Tennessee, Alabama, Texas, and Florida, 23 title insurance offices in Arkansas and Louisiana, and mortgage representatives in 63 locations in 10 states. The Company has eight locations with representatives of IBERIA Wealth Advisors in five states, and one IBERIA Capital Partners, L.L.C. office in New Orleans.

The Company’s common stock trades on the NASDAQ Global Select Market under the symbol “IBKC.” The Company’s market capitalization was approximately $2.4 billion, based on the NASDAQ Global Select Market closing stock price on March 31, 2015.

The following 12 investment firms currently provide equity research coverage on the Company:

•	Bank of America Merrill Lynch

•	FIG Partners, LLC

•	Hovde Group, LLC

•	Jefferies & Co., Inc.

•	Keefe, Bruyette & Woods, Inc.

•	Raymond James & Associates, Inc.

•	Robert W. Baird & Company

•	Sandler O’Neill + Partners, L.P.

•	Stephens, Inc.

•	Sterne, Agee & Leach

•	SunTrust Robinson-Humphrey

•	Wunderlich Securities

Caution About Forward-Looking Statements

This release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. In general, forward-looking statements usually use words such as “may,” “believe,” “expect,” “anticipate,” “intend,” “will,” “should,” “plan,” “estimate,” “predict,” “continue,” and “potential” or the negative of these terms or other comparable terminology, including statements related to the expected benefits of the mergers with Florida Bank Group and Old Florida. Forward-looking statements represent management’s beliefs, based upon information available at the time the statements are made, with regard to the matters addressed; they are not guarantees of future performance. Forward-looking statements are subject to numerous assumptions, risks, and uncertainties that change over time and could cause actual results or financial condition to differ materially from those expressed in or implied by such statements, and there can be no assurance that the expected returns and other benefits of the merger to shareholders will be achieved. Factors that could cause or contribute to such differences include, but are not limited to: the possibility that expected benefits may not materialize in the time frames expected or at all, or may be more costly to achieve; that the parties’ respective businesses may not perform as expected due to transaction-related uncertainties or other factors that the parties are unable to implement; reputational risks and the reaction of the parties’ customers to the merger; diversion of management time to merger-related issues; and other factors and risk influences contained in the cautionary language included under the headings “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” in the Company’s Form 10-K for the fiscal year ended December 31, 2014, and other documents filed by the Company with the SEC. Consequently, no forward-looking statement can be guaranteed. The Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For any forward-looking statements made in this press release or any related documents, the Company claims protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

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